Exhibit 99.1

Contacts:

Andrew Graham

Director of Finance

Trimeris, Inc.

(919) 419-6050

TRIMERIS ANNOUNCES NEW BOARD APPOINTMENTS

Stephen R. Davis and Barry D. Quart, Pharm.D. Elected to Board of Directors

MORRISVILLE, N.C., June 29, 2007 - Trimeris, Inc. (Nasdaq: TRMS) today announced that Stephen R. Davis and Barry D. Quart, Pharm.D. have been appointed to the board of directors of the Company. Mr. Davis is Executive Vice President and Chief Operating Officer of Neurogen Corporation. Dr. Quart is President and Chief Executive Officer of Ardea Biosciences, Inc.

"We are very pleased that Mr. Davis and Dr. Quart have agreed to join our Board at this time," commented Larry Hill, Jr., President and Chief Operating Officer of Trimeris. "We believe their expertise will be invaluable as we continue to work towards maximizing the value of our FUZEON franchise and the development of our next-generation fusion inhibitor, TRI-1144. These two new Directors bring many years of experience in the biotechnology industry and expertise in product development, commercialization and corporate finance, which will greatly assist Trimeris in achieving its strategic and financial objectives."

Mr. Davis has been Executive Vice President and a member of the Board of Directors of Neurogen Corporation since September 2001 and Chief Operating Officer since April 2005. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Dr. Quart was appointed President and Chief Executive Officer of Ardea Biosciences, Inc. in late 2006. From 2002 until December 2006, Dr. Quart was President of Napo Pharmaceuticals, Inc. Prior to Napo, Dr. Quart was Senior Vice President, Pfizer Global Research and Development and the Director of Pfizer's La Jolla Laboratories. Prior to Pfizer's acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, since 1999. Prior to Agouron, Dr. Quart spent over ten years at Bristol-Myers Squibb in both Clinical Research and Regulatory Affairs. Dr. Quart has a Pharm.D. from University of California, San Francisco.

Also on June 27, 2007, Jeffrey M. Lipton and E. Gary Cook announced their intention to retire from the Trimeris Board of Directors effective at the 2007 Annual Meeting of Stockholders. J. Richard Crout and Dani P. Bolognesi had previously announced their retirements from the Trimeris Board of Directors also effective at the 2007 Annual Meeting of Stockholders.

The Board of Directors has designated Felix J. Baker, Julian C. Baker, Stephen R. Davis, Barry D. Quart and Kevin C. Tang as nominees for election to the Trimeris Board of Directors at the 2007 Annual Meeting of Stockholders. Each of these director nominees meets the requirements for "independence" under applicable Securities and Exchange Commission and Nasdaq rules.

About Trimeris, Inc.

Trimeris, Inc. (Nasdaq: TRMS) is a biopharmaceutical company engaged in the development and commercialization of novel therapeutic agents for the treatment of viral disease. The core technology platform of fusion inhibition is based on blocking viral entry into host cells. FUZEON, approved in the U.S., Canada and European Union, is the first in a new class of anti-HIV drugs called fusion inhibitors. For more information about Trimeris, please visit the Company's website at http://www.trimeris.com.

Trimeris Safe Harbor Statement

This document and any attachments may contain forward-looking information about the Company's financial results and business prospects that involve substantial risks and uncertainties. These statements can be identified by the fact that they use words such as "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: there is uncertainty regarding the success of research and development activities, regulatory authorizations and product commercializations; we are dependent on third parties for the sale, marketing and distribution of our drug candidates; the results of our previous clinical trials are not necessarily indicative of future clinical trials; and our drug candidates are based upon novel technology, are difficult and expensive to manufacture and may cause unexpected side effects. For a detailed description of these factors, see Trimeris' Form 10-K filed with the Securities and Exchange Commission on March 16, 2007 and its periodic reports filed with the SEC.